Exhibit 4.11

AMENDMENT NO. 1 TO THE SERIES 2017-1 SUPPLEMENT

TO THE SECOND AMENDED AND RESTATED MASTER INDENTURE

This Amendment No. 1 to the Series 2017-1 Supplement to the Second Amended and Restated Master Indenture (this “Amendment”), is entered into as of this 30th day of January, 2018, by and among Spirit Master Funding, LLC (“SMF”), Spirit Master Funding II, LLC (“SMF II”), Spirit Master Funding III, LLC (“SMF III”), Spirit Master Funding VI, LLC (“SMF VI”), Spirit Master Funding VIII, LLC (“SMF VIII” and, collectively with the Initial Issuers and SMF VI, the “Issuers”) and Citibank, N.A., as indenture trustee (the “Indenture Trustee”).

WITNESSETH:

WHEREAS, SMF, SMF II, SMF III and the Indenture Trustee entered into that certain Second Amended and Restated Master Indenture, dated as of May 20, 2014 (as has been or from time to time may be amended, restated or supplemented, the “Master Indenture”);

WHEREAS, the Issuers and the Indenture Trustee have entered that certain Series 2017-1 Supplement to the Master Indenture, dated as of December 14, 2017 (the “Series 2017-1 Supplement”), in connection with the issuance of the Series 2017-1 Notes;

WHEREAS, Section 8.01 and Section 8.02 of the Master Indenture permits the Issuers and the Indenture Trustee to amend any Transaction Document, subject to the conditions set forth therein;

WHEREAS, the Rating Condition has been satisfied with respect to the amendments set forth in this Amendment;

WHEREAS, the Noteholders of 100% of the Aggregate Series Principal Balance of the Series 2017-1 Notes consent to the amendments set forth in this Amendment;

WHEREAS, the parties hereto desire, in accordance with Section 8.01 and Section 8.02 of the Master Indenture, to amend the Series 2017-1 Supplement as provided herein; and

NOW, THEREFORE, based upon the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Master Indenture or Series 2017-1 Supplement, as applicable.

2. Amendments to the Series 2017-1 Supplement. The Series 2017-1 Supplement is hereby amended as follows:

(a) The definition of “Post-ARD Spread” in Section 1.01 is hereby deleted in its entirety and replaced with the following:

“Post-ARD Spread”: For (i) the Series 2017-1 Class A Notes is 2.15% and (ii) the Series 2017-1 Class B Notes is 3.00%.

(b) Section 2.01(a) is hereby deleted in its entirety and replaced with the following:

“(a) There is hereby created a Series of Notes to be issued by the Issuers pursuant to the Indenture and this Series 2017-1 Supplement to be known as “Net-Lease Mortgage Notes, Series 2017-1.” The Notes shall have the following Class designation, initial Class Principal Balance, Note Rate, rating and CUSIPs:

Class	Initial Class		Rating	CUSIP	CUSIP	CUSIP
Designation	Principal Balance	Note Rate	(S&P)	(144A)	(Regulation S)	(Definitive)
Class A	$542,400,000	4.36%	A+(sf)	84861C AC9	U8459T AC6	N/A
Class B	$132,000,000	5.49%	BBB(sf)	84861C AF2	U8459T AF9	N/A

The Series 2017-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2017-1 Class A Notes shall not be subordinate to any other Series. Payments of interest on the Series 2017-1 Class B Notes will be subordinate to payments of interest on the Series 2017-1 Class A Notes and the Class A Notes of each other Series to the extent set forth in Section 2.03 hereof and Section 2.11 of the Master Indenture.”

3. Amended and Restated Notes. Each of the Series 2017-1 Class B Notes are hereby amended to replace the Note Rate on the cover page thereof with 5.49%. The Issuers and each Series 2017-1 Noteholder hereby authorize the issuance of amended and restated Series 2017-1 Class B Notes reflecting such change. In the case of any Series 2017-1 Class B Notes held as Definitive Notes, the related Series 2017-1 Noteholder agrees to deliver such Definitive Notes to the Indenture Trustee for cancellation.

4. Noteholder Consent and Waivers.

(a) Each Series 2017-1 Noteholder hereby consents to this Amendment.

(b) Each Series 2017-1 Noteholder hereby waives the requirement pursuant to Section 8.01 and Section 8.02 of the Master Indenture to provide 20 days’ prior written notice to the Rating Agencies of this Amendment, it being understood that the Rating Agency has also waived such requirement as permitted pursuant to Section 12.08 of the Master Indenture.

(c) Pursuant to Section 8.01 of the Master Indenture, each Series 2017-1 Noteholder hereby waives, solely with respect to the Series 2017-1 Class B Notes, the requirement for the Indenture Trustee to receive the Opinion of Counsel referred to in clause (iii) of the last paragraph of Section 8.01.

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(d) Other than as provided in this Section 3, the Series 2017-1 Noteholders have not waived, are not hereby waiving, and have no intention of waiving, any other provision of the Master Indenture or Series 2017-1 Supplement and the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Series 2017-1 Noteholder under the Master Indenture or the Series 2017-1 Supplement.

5. Reference to and Effect on the Series 2017-1 Supplement; Ratification.

(a) Except as specifically amended above, the Series 2017-1 Supplement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

(b) Except as expressly set forth above, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Series 2017-1 Supplement, or constitute a waiver of any provision of any other agreement.

(c) Upon the effectiveness hereof, each reference in the Series 2017-1 Supplement to “this Series 2017-1 Supplement”, “hereto”, “hereunder”, “hereof” or words of like import referring to the Series 2017-1 Supplement, and each reference in any other Transaction Document to “Series 2017-1 Supplement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Series 2017-1 Supplement shall mean and be a reference to the Series 2017-1 Supplement as amended hereby.

6. Effectiveness. This Amendment shall be effective upon delivery of executed signature pages by all parties hereto. The amended Note Rate for the Series 2017-1 Class B Notes as set forth in this Amendment will be used to calculate Note Interest accrued on the Series 2017-1 Class B Notes during and after the January 2018 Accrual Period and due on the Series 2017-1 Class B Notes on and after the Payment Date in February 2018. The parties hereto agree and acknowledge that the Rating Condition has been satisfied with respect to this Amendment.

7. Counterparts; Facsimile Signature. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Amendment.

8. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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9. Headings. The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions thereof.

10. Severability. The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

11. Indenture Trustee. The Indenture Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Indenture Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Master Indenture relating to the conduct of or affecting the liability of or affording protection to the Indenture Trustee.

12. Interpretation. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial
Officer and Treasurer

SPIRIT MASTER FUNDING II, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial
Officer and Treasurer

SPIRIT MASTER FUNDING III, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial
Officer and Treasurer

[Signature Page to Amendment No. 1 to 2017-1 Series Supplement]

SPIRIT MASTER FUNDING VI, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial
Officer and Treasurer

SPIRIT MASTER FUNDING VIII, LLC

By:	Spirit SPE Manager, LLC,
a Delaware limited liability company

Its:	Manager

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief Financial
Officer and Treasurer

[Signature Page to Amendment No. 1 to 2017-1 Series Supplement]

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ John Hannon
Name:	John Hannon
Title:	Senior Trust Officer

[Signature Page to Amendment No. 1 to 2017-1 Series Supplement]

The foregoing Amendment is consented to by Credit Suisse Securities (USA) LLC, as Noteholder or beneficial owner of 95% of the Aggregate Series Principal Balance of the Series 2017-1 Notes:

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Maura Miraglia
Name: Maura Miraglia
Title: Director

[Signature Page to Amendment No. 1 to 2017-1 Series Supplement]

The foregoing Amendment is consented to by Spirit Realty, L.P., as Noteholder or beneficial owner of 5% of the Aggregate Series Principal Balance of the Series 2017-1 Notes:

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC, a Delaware limited liability company
Its:	General Partner

By:	/s/ Phillip D. Joseph, Jr.
Name: Phillip D. Joseph, Jr.
Title: Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page to Amendment No. 1 to 2017-1 Series Supplement]